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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

                                Date of Report
              (Date of earliest event reported): June 17, 1997

                          SUN HEALTHCARE GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      Delaware                     1-12040              85-0410612
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State or other jurisdiction      Commission            IRS Employer
    of incorporation             File Number         Identification No.

                             101 Sun Lane, N.E.
                       Alburquerque, New Mexico 87109
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                  (Address of Principal Executive Offices)

                       Registrant's Telephone Number,
                    Including Area Code: (505) 821-3355

         This Current Report on Form 8-K consists of 3 pages.

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ITEM 5.  OTHER EVENTS

     In connection with its acquisitions of Retirement Care Associates, Inc. ("Retirement Care") and Contour Medical, Inc. ("Contour") (each such aquisition being herein referred to as the "Merger" and, collectively, as the "Mergers"), Sun Healthcare Group, Inc. ("Sun") has been conducting an ongoing review of Retirement Care's and Contour's financial statements and operations. As previously announced by Sun, if the Mergers are consummated, costs to be incurred in connection with the Mergers are expected to be significant and would be charged against earnings of the combined company.

     The charges, in connection with the Mergers, are currently estimated to be approximately $30 million to $35 million, of which an estimated $20 million to $25 million would be for transaction costs and integration expenses, including elimination of redundant corporation functions, severance costs related to headcount reductions and the write-off of certain intangibles and property and equipment. In addition, Sun currently expects that the charge would include certain adjustments to Retirement Care's balance sheet, which are based on Sun's ongoing review of Retirement Care's financial statements and the underlying assumptions used to prepare such financial statements, Sun's current understanding of Retirement Care's operations, and Sun's evaluation of Retirement Care's internal control structure during the due diligence process. Approximately $10 million of the charge would relate primarily to additional accruals for expected liabilities as well as to an increase in Retirement Care's provision for losses on accounts receivable. It is possible that a substantial portion of the foregoing approximately $10 million charge would be recorded by Retirement Care as an adjustment to Retirement Care's historical financial statements to reflect the write-off or restatement of certain items. In that event, there would be a commensurate reduction in the merger charge. Sun is continuing to review and discuss these matters with Retirement Care. The foregoing statements with respect to Retirement Care's financial statements and any adjustments or charges related thereto are forward looking. If the Retirement Care acquisition is consummated, the actual adjustments could differ, possibly materially, and could be affected by a number of factors, including Retirement Care and Sun's factual findings upon further review of these matters, and the interpretation and application of generally accepted accounting principles to those factual findings. The foregoing statements do not address what adjustments, if any, may be made to Retirement Care's financial statements if the acquisition does not occur. In addition, there can be no assurance that Sun will not incur additional charges in subsequent quarters to reflect costs associated with the Mergers.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Sun Healthcare Group, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 1997

                                       SUN HEALTHCARE GROUP, INC.

                                       /s/ William C. Warrick
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                                       William C. Warrick
                                       Vice-President and Corporate Controller